                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-3 of Microsoft Corporation of our report dated July 16, 1998 (August 3, 1998, as to Subsequent Sale Note), incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Seattle, Washington
December 22, 1998